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                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY


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                              IMPSAT CORPORATION,
                                   as Issuer


                                  IMPSAT S.A.,
                                  as Guarantor


                                      and


                             THE BANK OF NEW YORK,
                                   as Trustee



                              --------------------

                 Senior Guaranteed Notes Supplemental Indenture

                            Dated as of May 13, 1997

                              --------------------


                   12 1/8 % Senior Guaranteed Notes due 2003


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         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 13, 1997, among IMPSAT Corporation, a Delaware Corporation, as issuer (the "Company"), IMPSAT S.A., an Argentine corporation, as guarantor (the "Guarantor"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, in accordance with Section 9.01(e) of the Indenture relating to the 12 1/8 % Senior Guaranteed Notes due 2003 of the Company, dated as of July 30, 1996, among the Company, the Guarantor and the Trustee (the "Indenture"), the Company, the Guarantor and the Trustee desire to amend certain terms related to the definition of Permitted Investment, the Limitation on Indebtedness covenant, the Limitation on Restricted Payments covenant and other matters as provided for below;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to the terms of this Supplemental Indenture and the terms of the Indenture have been done;

         NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

         SECTION 1.1 Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

         SECTION 1.2 Amendment of Section 1.01. (a) Section 1.01 of the Indenture is hereby amended by adding the following definition:

         "Intermediary Documents" means documents, substantially in the form attached as Exhibit A hereto, relating to the issuance of one or more Certificates of Deposit (the "Certificates of Deposit") by the Cayman Islands branch (the "Issuer") of Banco Rio de la Plata S.A. (the "Bank") to the Company, the issuance of one or more promissory notes (having a principal amount equal to the principal amount of the Certificate of Deposit (the "Promissory Notes")) by the Guarantor to the Bank and the Guarantees of the Promissory Notes by the Company.

         (b) Section 1.01 of the Indenture is hereby amended by adding a new clause (ix) to the definition of "Permitted Investment" as follows:

                  (ix) Investments consisting of one or more Certificates of Deposit, having an aggregate principal amount not to exceed the aggregate principal amount of the Promissory Notes then outstanding; provided that (1) upon


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         making any such Investment after the date hereof, the Company shall deliver an Officers' Certificate to the Trustee, to the effect that applicable law regarding rights of set off has not changed since the date hereof, (2) the Stated Maturity of each such Certificate of Deposit shall be the same as a Promissory Note of equal principal amount and (3) at the time that any Investment in any Certificate of Deposit is made the Company shall deliver an Officer's Certificate to the Trustee to the effect that (A) the Bank and the Issuer are not under intervention, receivership or any similar arrangement or proceeding and (B) the Company does not have any reason to believe there is a material possibility that the Bank or the Issuer may be subject to intervention, receivership or any similar arrangement or proceeding.

         SECTION 2. Amendment of Section 4.03(a). Section 4.03(a) of the Indenture is hereby amended by adding a new clause (xi) to the second paragraph thereof as follows:

                  (xi) Indebtedness consisting of one or more loans to the Guarantor, evidenced by one or more Promissory Notes and Guaranteed by the Company, in each case under the Intermediary Documents; provided that the Promissory Notes shall, at all times, have an aggregate principal amount equal to the aggregate principal amount of the Certificates of Deposit and shall not be outstanding at any time that the Certificates of Deposit are not validly outstanding and beneficially owned by the Company.

         SECTION 3. Amendment of Section 4.04. Section 4.04 of the Indenture is hereby amended by deleting clause (iv) of the second paragraph thereof and replacing it with a new clause (iv) as follows:

                  (iv) the repurchase, redemption or other acquisition of Capital Stock of the Company or the Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

         SECTION 4. New Section 4.22. A new Section 4.22 is hereby added to the Indenture, which Section 4.22 shall read as follows:

                  SECTION 4.22. Protective Actions. The Company shall monitor the creditworthiness of the Bank and the Issuer and, if the Company shall in good faith conclude that there is any reason to believe that there is a material possibility that the Bank or the Issuer may be or may become liquidated,


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         insolvent or bankrupt or that any trustee (with respect to the Bank, the Issuer or the assets of either of them) may be appointed or that the Bank or the Issuer may be subject to receivership or intervention or that any similar event may occur, then the Company shall promptly take such actions ("Mitigating Actions") as shall be necessary to cause the obligations of the Bank and the Issuer under the Certificates of Deposit to be promptly satisfied through the cancellation of the Promissory Notes and the Guarantees; provided that the Company shall not be required to take Mitigating Actions if it has been advised by counsel, in writing, that such actions would probably enhance, rather than mitigate, the Company's and its Restricted Subsidiaries' exposure to credit risk with respect to the Bank and the Issuer.

         SECTION 5. Effectiveness. This Supplemental Indenture shall become effective on the date duly executed counterparts hereof shall have been signed by the Company, the Guarantor and the Trustee.

         SECTION 6. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

         SECTION 7. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         SECTION 8. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience and reference only, are not considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.


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SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                      IMPSAT Corporation


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      IMPSAT S.A.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      THE BANK OF NEW YORK


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: